EXHIBIT 99.2


                   RYDER SYSTEM, INC. EMPLOYEE SAVINGS PLAN A
                 ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS
                                DECEMBER 31, 1997

                                          NUMBER OF      COST OF         NUMBER OF     PROCEEDS        COST OF      REALIZED
                                          PURCHASES     PURCHASES          SALES       FROM SALES    ASSETS SOLD      GAIN
                                          ---------   ------------       ---------    -----------    -----------    --------
Putnam Voyager Fund                           105     $ 22,701,949             -                -              -          -

Ryder System, Inc. Common Stock Fund          105        9,352,984             -                -              -          -

Fidelity Contrafund                           103       11,988,818             -                -              -          -

Fidelity U.S. Equity Income Fund              105       16,873,411             -                -              -          -

Fidelity Diversified International Fund       103        6,719,138             -                -              -          -




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